Exhibit 99.1

Enduro Royalty Trust Announces Monthly Cash Distribution and Recommendation from Leading Independent Proxy Advisory Firm ISS that Unitholders Vote “FOR” All Proposals at Special Meeting

AUSTIN, Texas—(BUSINESS WIRE)—August 21, 2017

Enduro Royalty Trust (NYSE: NDRO) (the “Trust”) today announced a cash distribution to the holders of its units of beneficial interest of $0.009327 per unit, payable on September 15, 2017 to unitholders of record on August 31, 2017. The distribution primarily represents oil production during the month of May 2017 and natural gas production during April 2017.

The following table displays underlying oil and natural gas sales volumes and average received wellhead prices attributable to the current and prior month net profits interest calculations.

	Underlying Sales Volumes				Average Price
	Oil		Natural Gas		Oil	Natural Gas
	Bbls	Bbls/D	Mcf	Mcf/D	(per Bbl)	(per Mcf)
Current Month	59,033	1,904	358,085	11,936	$45.11	$2.71
Prior Month	59,930	1,998	309,909	9,997	$47.45	$2.48

Oil cash receipts for the properties underlying the Trust totaled $2.7 million for the current month, a decrease of $0.2 million from the prior month calculation as a result of a decrease in the realized wellhead price as well as a decline in production volumes. The decline in realized prices was driven by a five percent decline in NYMEX pricing from April to May. Oil sales volumes declined as a result of payment timing differences.

Natural gas cash receipts increased from $0.8 million in the prior distribution period to $1.0 million in the current month due to an increase in natural gas volumes as well as a nine percent increase in realized wellhead prices. Included in the current month distribution are payments from a purchaser in the Permian Basin, representing ten months of natural gas sales for certain wells, for which payments were previously delayed. Natural gas cash receipts from these wells totaled approximately $96,000 related to prior periods, and the associated volumes totaled approximately 46,400 Mcf. Excluding receipts related to prior periods for these wells, natural gas cash receipts and volumes would have been approximately $0.9 million and 311,700 Mcf (10,390 Mcf/D), respectively, for the current distribution period. Further, the average received wellhead price would have been $2.81 per Mcf, as the majority of these payments relate to production periods of lower natural gas prices. Current period realized wellhead price was driven by increases in futures pricing for April, which is the basis upon which a significant portion of the East Texas / North Louisiana gas volumes are sold.

Total direct operating expenses, including lease operating expenses, production and ad valorem taxes, and gathering and transportation expenses, increased $0.1 million to $2.5 million. The increase in direct operating expenses is primarily due to higher lease operating expenses. Capital expenditures were approximately $640,000, of which $0.3 million relates to a portion of capital for 4 gross wells that are currently being drilled in north Louisiana. Total direct operating expenses and capital expenditures relate to expenses incurred during June 2017.

Special Unitholder Meeting and ISS Recommendation

As previously announced, the Trust will hold a special meeting of its unitholders on August 30, 2017 at 10:00 a.m. Central Daylight Time, at 777 Main Street, Concourse Level Meeting Room, Fort Worth, Texas to consider and act upon proposals to approve:

•                  Eight transactions (the “Transactions”) pursuant to which (a) Enduro Operating LLC, a Delaware limited liability company (“Enduro Operating”) will sell its interests in certain oil and natural gas properties (the “Divestiture Properties”) that constitute part of the oil and natural gas properties burdened by the net profits interest held by the Trust, (b) the Trust will release the related net profits interest associated with such oil and natural gas properties, and (c) the net proceeds received by the Trust with respect to each such sale will be distributed to Trust unitholders;

•                  Amendments to the Amended and Restated Trust Agreement of the Trust, dated as of November 3, 2011 (“Trust Agreement”) to permit the Transactions;

•                  Amendments to the Conveyance of Net Profits Interest, executed as of November 8, 2011, from Enduro Operating to Enduro Texas LLC, a Texas limited liability company (“Enduro Texas”), as supplemented by that certain Supplement to Conveyance of Net Profits Interest, executed as of November 8, 2011, among Enduro Operating, Enduro Texas and the Trust to permit the Transactions;

•                  Amendments to the Trust Agreement to permit costs associated with calling any Trust unitholder meeting, including, without limitation, meeting costs, proxy preparation costs, proxy solicitation costs and costs of counsel and other advisors associated therewith, to be paid pro rata by the Trust and Enduro Resource Partners LLC; and

•                  An adjournment of the special meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.

On August 9, 2017, Institutional Shareholder Services (“ISS”) recommended that Trust unitholders vote “FOR” all proposals at the special meeting. ISS is one of the leading independent proxy advisory firms in the country and its recommendations are relied upon by many major institutional investment firms, mutual funds and fiduciaries throughout the world. In its report, ISS commented that the proxy statement contained the following compelling rationales for unitholders to approve the proposals:

•                  The Divestiture Properties contributed only 1.2% to the distributions paid to unitholders in 2016 ($0.003 per unit of the total $0.26 per unit paid in 2016);

•                  The Divestiture Properties comprise a small amount of 2016 proved reserves (2.5% of the total proved reserves of the properties in which the Trust holds a net profits interest);

•                  Future development of the Divestiture Properties would require significant investment of capital in which unitholders would indirectly incur 80% of any associated costs; and

•                  A thorough sale process was run and the total sales price is above the mid-point of valuation ranges provided by two independent parties.

The estimated special distribution to unitholders upon approval and consummation of the Transactions is anticipated to be $1.18 per unit. In order to complete the Transactions, unitholders of record holding at least 75% of the Trust’s total outstanding units must vote in favor of the Transactions. For more information, Trust unitholders are encouraged to review in detail the proxy statement and other relevant documents filed with the Securities and Exchange Commission.

Time is of the essence and Trust unitholders are urged to vote online by following the instructions on their proxy card to ensure votes are received in a timely manner.

QUESTIONS OR REQUESTS FOR ASSISTANCE WITH VOTING MAY BE DIRECTED TO THE TRUST’S PROXY SOLICITOR:

Call Toll Free: (800) 662 - 5200     Email: NDRO.info@morrowsodali.com

About Enduro Royalty Trust

Enduro Royalty Trust is a Delaware statutory trust formed by Enduro Resource Partners to own a net profits interest representing the right to receive 80% of the net profits from the sale of oil and natural gas production from certain of Enduro Resource Partners’ properties in the states of Texas, Louisiana and New Mexico. As described in the Trust’s filings with the Securities and Exchange Commission, the amount of the periodic distributions is expected to fluctuate, depending on the proceeds received by the Trust as a result of actual production volumes, oil and gas prices, the amount and timing of capital expenditures, and the Trust’s administrative expenses, among other factors.  Future distributions are expected to be made on a monthly basis.  For additional information on the Trust, please visit www.enduroroyaltytrust.com.

Forward-Looking Statements and Cautionary Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unitholders and expected expenses, including capital expenditures. The anticipated distribution is based, in large part, on the amount of cash received or expected to be received by the Trust from Enduro Resource Partners with respect to the relevant period. The amount of such cash received or expected to be received by the Trust (and its ability to pay distributions) has been and will be significantly and negatively affected by prevailing low commodity prices, which have declined significantly, could decline further and could remain low for an extended period of time. Other important factors that could cause actual results to differ materially include Trust unitholder approval of, or refusal to approve, the Transactions and other proposals detailed above, expenses of the Trust and reserves for anticipated future expenses. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither Enduro Resource Partners nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in units issued by Enduro Royalty Trust is subject to the risks described in the Trust’s filings with the SEC, including the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017. The Trust’s quarterly and other filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov.

Contact

Enduro Royalty Trust

The Bank of New York Mellon Trust Company, N.A., as Trustee

Sarah Newell 1 (512) 236-6555